UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street

Chicago, Illinois 60607

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Cboe Global Markets, Inc. (the “Company”), held on May 6, 2025, the Company’s stockholders approved the Third Amended and Restated Cboe Global Markets, Inc. Long-Term Incentive Plan (the “Plan”), which is described under Proposal Four in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 3, 2025 (the “Proxy Statement”), which description is incorporated herein by reference.

The description of the Plan in the Proxy Statement is only a summary and is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The results of voting for each matter submitted to a vote of stockholders at the Annual Meeting of the Company held on May 6, 2025 are set forth below.

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	For	Against	Abstain	Broker Non-votes
William M. Farrow, III	81,040,671	1,187,020	155,227	9,343,719
Fredric J. Tomczyk	81,630,231	580,062	172,625	9,343,719
Edward J. Fitzpatrick	77,642,398	4,576,981	163,539	9,343,719
Ivan K. Fong	81,897,455	247,595	237,868	9,343,719
Janet P. Froetscher	76,877,653	5,349,258	156,007	9,343,719
Jill R. Goodman	79,109,377	3,069,397	204,144	9,343,719
Erin A. Mansfield	82,007,074	164,673	211,171	9,343,719
Cecilia H. Mao	81,973,698	198,946	210,274	9,343,719
Alexander J. Matturri, Jr.	82,018,737	194,052	170,129	9,343,719
Jennifer J. McPeek	82,005,444	209,731	167,743	9,343,719
Roderick A. Palmore	76,814,043	5,409,634	159,241	9,343,719
James E. Parisi	81,813,915	410,815	158,188	9,343,719

Proposal Two

The advisory proposal for approval, in a non-binding resolution, of the compensation paid to the Company's named executive officers was approved by a vote of 76,990,384 shares voting for the proposal, 4,832,201 shares voting against the proposal, 560,333 shares abstaining from the vote on the proposal and 9,343,719 broker non-votes.

Proposal Three

The appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2025 fiscal year was ratified by a vote of 91,118,129 shares voting for the proposal, 311,708 shares voting against the proposal and 296,800 shares abstaining from the vote on the proposal.

Proposal Four

The proposal to approve the Plan was approved by a vote of 77,813,354 shares voting for the proposal, 4,309,543 shares voting against the proposal, 260,021 shares abstaining from the vote on the proposal and 9,343,719 broker non-votes.

Proposal Five

The stockholder proposal regarding political spending was approved by a vote of 45,950,093 shares voting for the proposal, 35,947,178 shares voting against the proposal, 485,647 shares abstaining from the vote on the proposal and 9,343,719 broker non-votes.

There were no other matters presented for a vote at the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description

10.1	Third Amended and Restated Cboe Global Markets, Inc. Long-Term Incentive Plan (filed herewith).*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel, and Corporate Secretary

Dated: May 7, 2025